Exhibit 10.1

THIRD AMENDMENT TO FINANCING AND SECURITY AGREEMENT

THIS THIRD AMENDMENT TO FINANCING AND SECURITY AGREEMENT (this “Amendment”) is made as of the 11th day of March, 2014 (the “Effective Date”), by and between LIQUIDITY SERVICES, INC., a corporation organized under the laws of the State of Delaware (“Borrower”) and BANK OF AMERICA, N.A., a national banking association, its successors and assigns (“Lender”).

RECITALS

A.                                    Borrower and Lender entered into a Financing and Security Agreement dated April 30, 2010 (the same, as amended, modified, restated, substituted, extended, and renewed at any time and from time to time, the “Financing Agreement”).

B.                                    The Financing Agreement provides for some of the agreements between Borrower and Lender with respect to certain Credit Facilities consisting of (i) a revolving credit facility in the current maximum principal amount of Seventy Five Million Dollars ($75,000,000) and (ii) a letter of credit facility in the current maximum principal amount of Ten Million Dollars ($10,000,000) as part of that revolving credit facility, to be used by Borrower for the Permitted Uses described in the Financing Agreement.

C.                                    Borrower has requested that Lender (i) increase the letter of credit facility, (ii) extend the Revolving Credit Expiration Date and (iii) make certain other revisions to the Financing Agreement as more fully set forth herein.

D.                                    Although the Lender is under no obligation to do so, the Lender has agreed to (i) increase the letter of credit facility, (ii) extend the Revolving Credit Expiration Date and (iii) make certain other revisions to the Financing Agreement as more fully set forth herein, on the condition, among others, that this Amendment be executed and delivered by the Borrower.

AGREEMENTS

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, receipt of which is hereby acknowledged, Borrower and Lender agree as follows:

1                                         Recitals.  Borrower and Lender agree that the Recitals above are a part of this Amendment.

2                                         Definitions.  Unless otherwise expressly defined in this Amendment, terms defined in the Financing Agreement shall have the meanings given thereto in the Financing Agreement.

3                                         Defined Terms.  (a)  The definition of “Revolving Credit Expiration Date” set forth in Section 1.1 of the Financing Agreement is hereby amended and restated in its entirety as follows:

“Revolving Credit Expiration Date” means May 31, 2015.

(b)                                 The definition of “BBA LIBOR Daily Floating Rate” is deleted it its entirety and from and after the date hereof all references in the Financing Agreement to the “BBA LIBOR Daily Floating Rate” are hereby replaced with the term “LIBOR Daily Floating Rate”.

(c)                                  The following definition of “LIBOR Daily Floating Rate” is added to Section 1.1 of the Financing Agreement:

“LIBOR Daily Floating Rate” is a fluctuating rate of interest which can change on each Business Day.  The rate will be adjusted on each Business Day to equal the London Interbank Offered Rate (or a comparable or successor rate which is approved by the Lender) for U.S. Dollar deposits for delivery on the date in question for a one month term beginning on that date.  The Lender will use the London Interbank Offered Rate as published by Bloomberg (or other commercially available source providing quotations of such rate as selected by the Lender from time to time) as determined at approximately 11:00 a.m. London time two (2) London Banking Days prior to the date in question, as adjusted from time to time in the Lender’s sole discretion for reserve requirements, deposit insurance assessment rates and other regulatory costs.  If such rate is not available at such time for any reason, then the rate will be determined by such alternate method as reasonably selected by the Lender.  A “London Banking Day” is a day on which Lenders in London are open for business and dealing in offshore dollars.

4                                         Letters of Credit.  Section 2.2.1 (Letters of Credit) of the Financing Agreement is hereby amended and restated in its entirety as follows:

2.2.1                     Letters of Credit.

Subject to and upon the provisions of this Agreement, and as a part of the Revolving Credit Commitment, Borrower, upon the prior approval of Lender, may obtain standby letters of credit (as the same may from time to time be amended, supplemented or otherwise modified, each a “Letter of Credit” and collectively the “Letters of Credit”) from Lender from time to time from the Closing Date until the Business Day preceding the Revolving Credit Termination Date.  Borrower will not be entitled to obtain a Letter of Credit hereunder unless (a) after giving effect to the request, the outstanding principal balance of the Revolving Loan and of the Letter of Credit Obligations would not exceed the Revolving Credit Committed Amount, (b) the sum of the aggregate face amount of the then outstanding Letters of Credit (including the face amount of the requested Letter of Credit) does not exceed Fifteen Million Dollars ($15,000,000) and (c) the term of the requested Letter of Credit is not greater than three hundred sixty-five (365) days (it being understood that the Letters of Credit hereunder may contain “evergreen” automatic renewal provisions).

5                                         Representations and Warranties.  Borrower represents and warrants to Lender as follows:

5.1                               Borrower (a) is a Registered Organization and is in good standing under the laws of the State of Delaware, (b) has the power to own its property and to carry on its business as now being conducted, and (c) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned by it therein or in which the transaction of its business makes such qualification necessary, except in each case referred to in clause (c), to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect;

5.2                               Borrower has full power and authority to execute and deliver this Amendment, and to incur and perform the Obligations under this Amendment, all of which have been duly authorized by all proper and necessary action.  No consent or approval of owners or any creditors of Borrower, and no consent, approval, filing or registration with or notice to any Governmental Authority on the part of Borrower, is required as a condition to the execution, delivery, validity or enforceability of this Amendment;

5.3                               The Financing Agreement, as heretofore amended and as amended by this Amendment, and the other Financing Documents remains in full force and effect, and constitutes the valid and legally binding obligation of Borrower, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties, and general principles of equity regardless of whether applied in a proceeding in equity or at law;

5.4                               All of Borrower’s representations and warranties contained in the Financing Agreement and the other Financing Documents are true and correct on and as of the date of Borrower’s execution of this Amendment (unless expressly stated to be made as of a specified earlier date, in which case such representations and warranties were true and correct on and as of such earlier date); and

5.5                               No Event of Default and Default, has occurred and is continuing under the Financing Agreement or the other Financing Documents which has not been waived in writing by Lender.

6                                         Limitation of Amendments.

6.1                               The amendments set forth above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Financing Document, or (b) otherwise prejudice any right or remedy which Lender may now have or may have in the future under or in connection with any Financing Document.

6.2                               This Amendment shall be construed in connection with and as part of the Financing Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Financing Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

7                                         Novation.  Borrower agrees that this Amendment is not intended to and shall not cause a novation with respect to any or all of the Obligations.

8                                         Acknowledgements.  Borrower acknowledges and agrees that Lender has acted in good faith and has conducted in a commercially reasonable manner its relationships with Borrower in connection with this Amendment and generally in connection with the Financing

Agreement and the Obligations, Borrower hereby waiving and releasing any claims to the contrary.

9                                         Amendment Fee.  In consideration of the Lender’s agreement to enter into this Amendment, the Borrower agrees to pay to the Lender on the Effective Date, a fully earned amendment fee in the amount of Fifty Thousand Dollars ($50,000) (the “Amendment Fee”).  The Amendment Fee is considered earned when paid and is not refundable.

10                                  Fees and Expenses.  The Borrower shall pay to the Lender (i) on the Effective Date, to the extent Lender provides Borrower with invoices therefore not later than the Business Day prior to the Effective Date, or (ii) otherwise, on the Business Day after any such invoices are provided, the Amendment Fee and all fees, commissions, costs, charges, taxes and other expenses incurred by Lender and its counsel in connection with the negotiation and preparation of this Amendment, the Reaffirmations (as hereinafter defined) and the transactions contemplated thereby.

11                                  Conditions Precedent.  This Amendment shall be effective on the date (the “Effective Date”) on which the Lender shall have received:

(a)                                 this Amendment duly executed by each party hereto;

(b)                                 a second amended and restated revolving credit note from the Borrower in favor of the Lender in the maximum principal amount of Seventy Five Million Dollars ($75,000,000);

(c)                                  a Reaffirmation of Guaranty in form and substance satisfactory to Lender in its reasonable discretion, duly executed by each Guarantor (collectively, the “Reaffirmations”);

(d)                                 proof that Borrower has paid all costs and expenses to Lender payable to Lender on the Effective Date pursuant to Sections 9 and 10 of this Amendment; and

(e)                                  Such other information, instruments, documents, certificates and reports as Lender may reasonably request.

12                                  Counterparts.  This Amendment may be executed in any number of duplicate originals or counterparts, each of such duplicate originals or counterparts shall be deemed to be an original and all taken together shall constitute but one and the same instrument.  Borrower agrees that Lender may rely on a telecopy of any signature of Borrower.  Lender agrees that Borrower may rely on a telecopy of this Amendment executed by Lender.

13                                  Financing Documents; Governing Law; Etc.  This Amendment is one of the Financing Documents defined in the Financing Agreement and shall be governed and construed in accordance with the laws of the State of New York.  The headings and captions in this Amendment are for the convenience of the parties only and are not a part of this Amendment.

14                                  Modifications.  This Amendment may not be supplemented, changed, waived, discharged, terminated, modified or amended, except by written instrument executed by the parties.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, Borrower and Lender have executed this Amendment under seal as of the date and year first written above.

LIQUIDITY SERVICES, INC.

By:	/s/ James M. Rallo	(Seal)
James M. Rallo
Chief Financial Officer & Treasurer

BANK OF AMERICA, N.A.

By:	/s/ Michael J. Radcliffe	(Seal)
Michael J. Radcliffe
Senior Vice President